Exhibit 10.12

ROVI CORPORATION

SONIC SOLUTIONS 2004 EQUITY COMPENSATION PLAN

NOTICE OF RESTRICTED STOCK UNIT

Rovi Corporation, (the “Company”) hereby grants you, [EMPLOYEE NAME] (the “Participant”), Restricted Stock Units under the Sonic Solutions 2004 Equity Compensation Plan (the “Plan”). The date of this Notice of Restricted Stock Unit (“Notice”) is [GRANT DATE]. Subject to the provisions of this Notice, the Restricted Stock Unit Agreement (the “Agreement”) and of the Plan, the features of this Restricted Stock Unit are as follows:

Number of Shares:  [SHARES]

Vesting Commencement Date:  [GRANT DATE]

Vesting of Restricted Stock Unit:  The Restricted Stock Unit will vest over a four-year period according to the following schedule:

Twenty-five percent (25%) of the Restricted Stock Unit shall vest on each 12-month anniversary of the Vesting Commencement Date, subject to Participant continuing to be an employee, consultant, director or independent contractor of the Company or one of its Subsidiaries through the applicable vesting date.

Unless otherwise defined herein or in the Agreement, capitalized terms herein or in the Agreement will have the defined meanings ascribed to them in the Plan.

The Company and Participant agree that the Restricted Stock Unit described in this Notice is governed by the provisions of the Agreement attached to and made a part of this document. The Participant acknowledges receipt of this Notice and the Agreement, represents that the Participant has read and is familiar with the provisions in this Notice and the attached Agreement, and hereby accepts the Restricted Stock Unit subject to all of the terms and conditions set forth in this Notice and the attached Agreement.

Rovi Corporation	Accepted by:

PARTICIPANT

By: /s/ Thomas Carson

Name:

Title: President and CEO	Signature:

Address: 2830 De La Cruz Blvd	Date:
Santa Clara, California

Address:

ATTACHMENT: Restricted Stock Unit Agreement

ROVI CORPORATION

SONIC SOLUTIONS 2004 EQUITY COMPENSATION PLAN

RESTRICTED STOCK UNIT AGREEMENT

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE NOTICE, THE RESTRICTED STOCK UNIT IS SUBJECT TO AND MAY BE EXECUTED ONLY IN ACCORDANCE WITH THE PLAN. ONLY CERTAIN PROVISIONS OF THE PLAN ARE SUMMARIZED IN THIS AGREEMENT. THE TERMS OF THE PLAN ARE INCORPORATED HEREIN BY REFERENCE. IN THE EVENT OF ANY CONFLICT BETWEEN THE PROVISIONS IN THIS AGREEMENT AND THE PLAN, THE PROVISIONS IN THE PLAN SHALL GOVERN.

1. Grant of Restricted Stock Unit. The Company hereby grants to Participant a Restricted Stock Unit for that number of shares of Stock set forth in the Notice.

2. Non-transferability of Restricted Stock Unit and Shares. The Restricted Stock Unit shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession. The designation of a beneficiary does not constitute a transfer. Participant shall not sell, transfer, assign, pledge or otherwise encumber the Restricted Stock Unit until all vesting requirements have been met.

3. Stockholder Rights. Stock underlying a Restricted Stock Unit will not be issued until the Restricted Stock Unit has vested. A participant awarded Restricted Stock Units shall have no rights as a Company stockholder with respect to such Restricted Stock Units until such time as the Restricted Stock Units have vested and Stock underlying the Restricted Stock Units has been issued.

4. Vesting and Earning of Restricted Stock Unit.

(a) If Participant continues to serve the Company or Subsidiary as an employee, consultant or director (such service is described herein as maintaining or being involved in a “Service Relationship”), then the Restricted Stock Unit shall vest in accordance with the Notice.

(b) The foregoing notwithstanding, in the event that Participant maintains a Service Relationship at the time a change in control as defined herein occurs, the Board, or the board of directors of any corporation assuming the obligations of the Company hereunder, shall either (a) assume the outstanding Restricted Stock Unit or make a substitution on an equitable basis of appropriate Stock of the Company or of the merged, consolidated, or otherwise reorganized corporation which will be issuable in respect to the shares of Stock, or (b) provide that the Restricted Stock Unit shall become immediately vested with respect to all the shares of Stock. For purposes of this Agreement a “change in control” shall mean: (i) a dissolution or liquidation of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the

Units are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants); (iii) a merger in which the Company is the surviving corporation but after which the stockholders of the Company (other than any stockholder which merges (or which owns or controls another corporation which merges) with the Company in such merger) cease to own their shares or other equity interests in the Company; (iv) the sale of substantially all of the assets of the Company; or (v) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Internal Revenue Code of 1986, as amended, wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company from or by the stockholders of the Company).

(c) The Committee has sole authority to determine whether and to what degree the Restricted Stock Unit has vested and been earned and is payable and to interpret the terms and conditions of this Agreement and the Plan.

(d) Leave of Absence. During any authorized leave of absence, the vesting of this Restricted Stock Unit shall be suspended after the leave of absence exceeds a period of thirty (30) days. Vesting of the Restricted Stock Unit shall resume upon the Participant’s termination of the leave of absence and return to service to the Company. The vesting schedule of the Restricted Stock Unit shall be extended by the length of the suspension.

5. Termination of Employment. In the event that Participant’s Service Relationship is terminated for any reason, including death or Disability, and Participant has not yet vested all or part of the Restricted Stock Unit pursuant to Section 4, then the Restricted Stock Unit, to the extent not vested as of Participant’s termination date, shall be forfeited immediately upon such termination, and Participant shall have no further rights with respect to the Restricted Stock Unit or the shares of Stock underlying that portion of the Restricted Stock Unit that have not yet vested. In jurisdictions requiring notice in advance of an effective termination of the Service Relationship, Participant shall be deemed terminated upon the actual cessation of providing services to the Company notwithstanding any required notice period that must be fulfilled before a termination of the Service Relationship can be effective under applicable laws. Participant expressly acknowledges and agrees that the termination of his or her Service Relationship shall result in forfeiture of the Restricted Stock Unit and the shares of Stock to the extent the Restricted Stock Unit has not vested as of the date of his or her termination of service or employment.

6. Payment of Par Value. As a condition to the delivery to Participant of the shares of Stock subject to this Restricted Stock Unit after such shares have vested, Participant authorizes the Company to deduct from compensation due to Participant from the Company or Participant’s employer, if different (the “Employer”), an amount equal to the par value of the shares of Stock to be issued hereunder. Such withholding shall be deducted from Participant’s compensation payable on the Company’s or Employer’s regularly scheduled payroll date immediately prior to each vesting date of the shares of Stock, as set forth in the Notice and in this Agreement, unless otherwise determined by the Committee. As of the date of this Agreement, the par value for one share of the Company’s common stock is $.001.

7. Settlement of Restricted Stock Unit. The Company shall not be obligated to deliver any shares of Stock hereunder for such period as may be required by it in order to comply with applicable federal or state statutes, laws and regulations.

8. No Acquired Rights. Participant agrees and acknowledges that:

(a) the Plan is discretionary in nature and that the Company can amend, cancel, or terminate it at any time;

(b) the grant of this Restricted Stock Unit under the Plan is voluntary and occasional and does not create any contractual or other right to receive future grants of any Restricted Stock Units or benefits in lieu of any Restricted Stock Units, even if Restricted Stock Units have been granted repeatedly in the past and regardless of any reasonable notice period mandated under local law;

(c) the value of this Restricted Stock Unit is an extraordinary item of compensation which is outside the scope of Participant’s employment contract, if any;

(d) this Restricted Stock Unit is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating termination, severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, retirement benefits, or similar payments;

(e) this Restricted Stock Unit shall expire upon termination of Participant’s Service Relationship for any reason except as may otherwise be explicitly provided in the Plan and this Agreement;

(f) the future value of the shares of Stock awarded under the Plan is unknown and cannot be predicted with certainty;

(g) no claim or entitlement to compensation or damages arises from the termination of this Restricted Stock Unit or diminution in value of this Restricted Stock Unit or shares of Stock purchased under the Plan and Participant irrevocably releases the Company from any such claim; and

(h) Participant’s participation in the Plan shall not create a right to further employment with the Company and shall not interfere with the ability of the Company to terminate Participant’s Service Relationship at any time, with or without cause.

9. Tax Withholding.

(a) Participant is responsible for, and by accepting this Restricted Stock Unit agrees to bear, all taxes of any nature, including withholding taxes, interest or penalties arising out of the grant of this Restricted Stock Unit, the vesting of this Restricted Stock Unit or the subsequent sale of the Shares, that are legally imposed upon Participant in connection with this Restricted Stock Unit, and the Company does not assume, and will not be liable to any party for, any cost or liability arising in connection with such tax liability legally imposed on Participant. The Company has not provided any tax advice with respect to this Restricted Stock Unit or the disposition of the Shares. Participant should obtain advice from an appropriate independent professional adviser with respect to the taxation implications of any aspect of this Restricted Stock Unit, including the grant or vesting of this Restricted Stock Unit or the subsequent sale of any Shares.

(b) In the event that the Company or the Participant’s employer, including any Subsidiary qualified to deduct tax at source (the “Employer”), is required to withhold any amount (including in connection with income tax, employment or payroll taxes, social security contributions or other similar amounts, with such obligation in aggregate referred to herein as the “Tax Items”) as a result of any event occurring in connection with this Restricted Stock Unit, Participant shall make a cash, check or wire payment to the Company as necessary to cover all applicable Tax Items at or prior to the time the event giving rise to the Tax Items occurs; or (a) the Employee can elect a “sell-to-cover” option where the employee sells a portion of their vested shares to pay the tax liability, (b) elect a “same day sale” option where the employee sells all of their vested shares of which a portion of the proceeds will be used to pay the tax liability (c) the Company or the Employer has the right, and Participant in accepting this Restricted Stock Unit explicitly authorizes the Company, to deduct an amount equal to the Tax Items from the Participant’s compensation or (d) the Company may establish alternative procedures to ensure satisfaction of all applicable Tax Items arising in connection with this Restricted Stock Unit. The Participant will receive a cash refund for any payment of cash or fraction of a surrendered share not necessary to satisfy the Tax Items.

(c) Participant acknowledges and agrees that the ultimate liability for any tax-related item legally due by Participant is and remains Participant’s responsibility and that the Company and or the Employer (a) make no representations nor undertakings regarding the treatment of any such tax items in connection with any aspect of this Restricted Stock Unit, including the grant or vesting of this Restricted Stock Unit or the subsequent sale of the Shares acquired from this Restricted Stock Unit; and (b) do not commit to structure the terms or any aspect of this Restricted Stock Unit to reduce or eliminate the Participant’s liability for such tax items. The Company may refuse to deliver the Shares if Participant fails to comply with Participant’s obligations in connection with the satisfaction of the Tax Items.

10. Administration. The authority to construe and interpret this Agreement and the Plan, and to administer all aspects of the Plan, shall be vested in the Committee (as such term is defined in the Plan), and the Committee shall have all powers with respect to this Agreement as are provided in the Plan. Any interpretation of this Agreement by the Committee and any decision made by it with respect to this Agreement is final and binding.

11. Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Stock of the Company by reason of stock dividends, recapitalization, mergers, consolidations, split-up, combinations or exchanges of shares and the like, the number and kind of shares subject to this Restricted Stock Unit immediately prior to such event shall be appropriately adjusted by the Board in accordance with the terms of the Plan, and such adjustment shall be conclusive.

12. Appendix. The Restricted Stock Unit shall be subject to any special provisions set forth in the Appendix for Participant’s country. Moreover, if Participant relocates to one of the countries included in the Appendix during the life of the Restricted Stock Unit or while holding shares of Common Stock acquired under the Plan, the special provisions for such country shall apply to Participant to the extent the Company determines that the application of such provisions is advisable or necessary in order to comply with local law or facilitate the administration of the Plan. The Appendix constitutes part of this Agreement.

13. Entire Agreement; Amendment; Binding Effect; Governing Law; Plan Controls. The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant. The waiver by the Company of a breach of any provision of this Agreement by Participant shall not operate or be construed as a waiver of any subsequent breach by Participant. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, next-of-kin, successors and assigns. This Agreement is governed by the laws of the state of Delaware. In the event of any conflict between the terms and provisions of the Plan and this Agreement, the Plan terms and provisions shall govern. Capitalized terms used but not defined in this Agreement have the meanings assigned to them in the Plan. Certain other important terms governing this Agreement are contained in the Plan.

14. Notices. All notices and other communications of any kind which either party to this Agreement may be required or may desire to serve on the other party hereto in connection with this Agreement shall be in writing and may be delivered by personal service or by registered or certified mail, return receipt requested, deposited in the United States mail with the postage thereon fully prepaid, addressed to the parties at their respective addresses set forth in the Notice of Restricted Stock Unit. Service of any such notice or other communication so made by mail shall be deemed complete on the date of actual delivery as shown by the addressee’s registry or certification receipt or at the expiration of the third (3rd) business day after the date of mailing, whichever is earlier in time. Either party may from time to time by notice in writing served upon the other as aforesaid, designate a different mailing address or a different person to which such notices or other communications are thereafter to be addressed or delivered.

15. Severability. The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

16. Counterparts; Further Instruments. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.